Exhibit 24

CONFIRMING STATEMENT

This Statement confirms that the undersigned, Alexander Emil Hansen, has authorized and designated B. Lynn Walsh to execute, acknowledge, deliver and file on the undersigned’s behalf any and all filings required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Section 16 of the Exchange Act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Internet Brands, Inc., a Delaware corporation (the “Company”), including but not limited to Forms 3, 4, and 5 under the Exchange Act (including any amendments thereto), that the undersigned may be required to file with the U.S. Securities and Exchange Commission. The authority of B. Lynn Walsh under this Statement shall continue until the undersigned is no longer required to make such filings in respect of securities of the Company, unless earlier revoked in writing. The undersigned acknowledges that B. Lynn Walsh is not assuming any of the undersigned’s responsibilities to comply with the Exchange Act, including Section 16 thereof.

Date:	November 13, 2007	/s/ Alexander Emil Hansen
Alexander Emil Hansen